ConMed                                      NEWS RELEASE
Corporation

                                            Contact:
                                            CONMED Corporation
                                            Robert Shallish
                                            Chief Financial Officer
                                            315-624-3206

                                            Financial Dynamics
                                            Investors:  Julie Huang/Lanie Marcus
                                            Media:  Sean Leous
                                            212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   October 21, 2004


                      CONMED REPORTS THIRD QUARTER RESULTS
                          - 3Q Sales Exceed Guidance -
                          - Non-GAAP EPS Equals $0.38 -
        - Strong Video Systems Sales Drive 19% Arthroscopy Sales Growth -


Utica, New York, October 21, 2004 ----- CONMED Corporation (Nasdaq: CNMD) announced today its financial results for the third quarter ended September 30, 2004.

Mr. Joseph J. Corasanti, President and Chief Operating Officer, said, "CONMED`s third quarter sales growth of close to 10% was excellent. Our strong quarterly performance was primarily driven by a 100% increase in video systems sales, which fueled our 19% Arthroscopy sales growth, and a 9% increase in Patient Care sales which resulted from the introduction of several new products over the past twelve months."

Total sales for the third quarter increased 9.6% to $132.3 million ($130.4 million at constant exchange rates) compared to $120.7 million in the third quarter of 2003. Excluding acquisition and transition charges (please see attached reconciliation for full explanation), non-GAAP net income for the third quarter grew to $11.5 million, or $0.38 per diluted share, on a 3% increase in diluted shares outstanding, compared to $10.4 million, or $0.36 per diluted share, in last year's third quarter. GAAP net income, including acquisition and transition charges, for the three months ended September 2004 was $1.7 million, or $0.06 per diluted share, compared to $9.7 million or $0.33 per diluted share in the third quarter of 2003.

Strong sales growth in the 2004 third quarter was fueled by revenues of the Company's video imaging products for arthroscopy and general surgery, which grew 100% in the third quarter compared to the last year's third quarter. This growth resulted from the introduction of CONMED's newest enhanced definition camera early in 2004. Further, revenues for the Company's Patient Care product group grew 9.4% in the third quarter of 2004 on the strength of a variety of its clinical care offerings, including its pulse oximetry monitoring devices.

CONMED NEWS RELEASE CONTINUED:          2 of 7                  October 21, 2004


Sales in the Company's orthopedic business, which is comprised of its Arthroscopy and Powered Instruments product groups, grew 12.5% to $81.0 million from $72.0 million in last year's third quarter. Arthroscopy sales, including integrated systems, increased 19.0% to $50.8 million compared to $42.7 million in the same period a year ago. Powered Instrument sales grew 3.1% to $30.2 million compared to $29.3 million in the third quarter of 2003.

Electrosurgery revenues increased 2.9% to $21.2 million on a difficult comparison to robust sales in the third quarter of 2003 of $20.6 million. Sales of Patient Care Products grew 9.4% to $18.7 million compared to $17.1 million. Endosurgery (formerly named Endoscopy) revenues increased 3.6% to $11.4 million compared to third quarter 2003 sales of $11.0 million.

Over the previous six quarters, the Company's gross margin percentage has remained relatively consistent at approximately 52.5%. In the third quarter of 2004, however, the gross margin percentage was equal to 51.0% as a result of a change in the mix of our product sales - specifically, the growth in video imaging systems sales (in the Arthroscopy product group) and Patient Care product sales, both of which have lower gross margins than the other product groups. It has been the Company's experience that sales of video products often lead to future sales of the Company's Arthroscopy single-use products, with gross margins generally higher than the Company average.

For the nine months ended September 30, 2004, CONMED reported a 9.3% increase in revenues, rising to $397.2 million, ($389.7 million in constant currency) from the $363.3 million in the first nine months of last year. Non-GAAP net income for year-to-date September 2004 excluding acquisition and transition charges (please see attached reconciliation for full explanation) grew to $35.8 million, or $1.18 per diluted share, compared to non-GAAP net income of $30.6 million, or $1.05 per diluted share, for the nine months ended September 30, 2003. GAAP net income and diluted EPS for the first nine months of 2004 were $26.0 million and $0.86, respectively compared to GAAP net income and diluted EPS of $19.1 million and $0.66 in the nine months ended September 30, 2003.


Sales growth by product line for the nine months ended September, 2004 is as follows: Arthroscopy (including integrated systems) + 14.4%; Powered Instruments + 5.7%; Electrosurgery + 10.1%; Patient Care + 5.8%; and Endosurgery + 3.9%.

Cash flow of the Company continues to be strong. For the nine months ended September 30, 2004, cash inflows approximate $62 million from operations.

As previously announced, the Company completed the acquisition of the Endoscopic Technologies product line from C.R. Bard on September 30, 2004 for a purchase price of $80 million (subject to adjustment). Accordingly, the estimated fair value of the assets and liabilities acquired have been recorded as of September 30, 2004. One of the intangible assets acquired, in-process research and development, has an estimated value of $13.7 million based on a preliminary independent, third-party valuation. In accordance with the applicable accounting standards, this acquired asset was charged to expense in the quarter ended September 2004. Additional pre-tax costs of acquisition and transition amounting to $1.2 million were recorded in the period ending September 30, 2004.

CONMED NEWS RELEASE CONTINUED:          3 of 7                  October 21, 2004



Mr. Corasanti concluded, "On October 1, 2004 we began shipping the products of our newly acquired product line, Endoscopic Technologies. For the fourth quarter of 2004, as a result of this increased sales activity, we expect total sales of CONMED medical devices to be in the range of $154 - $158 million with diluted earnings per share estimated to be $0.45 - $0.49, excluding acquisition and transition related charges. Looking ahead to 2005, we estimate sales to increase approximately 15% over 2004 amounts on forecasted 7% increase from our continued organic sales growth and the remainder from our new Endoscopic Technologies business. At these sales levels, we estimate that diluted earnings per share for 2005 will approximate $1.94 - $1.98 excluding acquisition and transition related charges. We also expect that free cash flow for 2005 will approximate $75 - $80 million."

Today's Conference Call

CONMED will broadcast its third quarter 2004 conference call live over the Internet today at 10:00 a.m. Eastern Time. This broadcast can be accessed from CONMED's web site at www.conmed.com. Replays of the call will be made available through October 27, 2004.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and monitoring. The Company's products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies. They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology. Headquartered in Utica, New York, the Company's 2,800 employees distribute its products worldwide from eleven manufacturing locations.


Forward Looking Information
This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, including the above mentioned anticipated revenues and earnings, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003; (iii) cyclical purchasing patterns from customers, end-users and dealers;
(iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any acquisition (and its integration) or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company's ability to devise and execute strategies to respond to market conditions.

CONMED NEWS RELEASE CONTINUED:               4 of 7             October 21, 2004

                               CONMED CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
               (unaudited, in thousands except per share amounts)


                                                    Three months ended            Nine months ended
                                                      September 30,                 September 30,
                                                      -------------                 -------------
                                                   2003           2004           2003            2004
                                                   ----           ----           ----            ----

Net sales ................................      $ 120,747      $ 132,289      $ 363,321       $ 397,165

Cost of sales ............................         57,516         64,802        172,564         190,605
Cost of sales, nonrecurring - Note A .....           --             --              739            --
                                                ---------      ---------      ---------       ---------

Gross profit .............................         63,231         67,487        190,018         206,560
                                                ---------      ---------      ---------       ---------

Selling and administrative ...............         38,596         42,719        115,094         128,921
Research and development .................          4,487          4,706         12,568          14,281
Write-off of purchased in-process research
  and development assets - Note B ........           --           13,700          7,900          13,700
Other expense (income), net - Note C .....          1,153            867         (3,195)            867
                                                ---------      ---------      ---------       ---------
                                                   44,236         61,992        132,367         157,769
                                                ---------      ---------      ---------       ---------

Income from operations ...................         18,995          5,495         57,651          48,791

Loss on early extinguishment of debt .....           --             --            8,078            --

Interest expense - Note D ................          3,829          3,189         15,228           9,053
                                                ---------      ---------      ---------       ---------

Income before income taxes ...............         15,166          2,306         34,345          39,738

Provision for income taxes ...............          5,460            607         15,208          13,708
                                                ---------      ---------      ---------       ---------

Net income ...............................      $   9,706      $   1,699      $  19,137       $  26,030
                                                =========      =========      =========       =========

Per share data:
  Net Income
    Basic ................................      $     .34      $     .06      $     .66       $     .88
    Diluted ..............................            .33            .06            .66             .86
  Weighted average common shares
    Basic ................................         28,941         29,816         28,909          29,618
    Diluted ..............................         29,391         30,347         29,190          30,241

Note A - Included in cost of sales in the nine months ended September 30, 2003
-------
are $.7 million in acquisition-related costs.

Note B - In the nine months ended September 30, 2003, we wrote off $7.9 million
------
of purchased in-process research and development assets in connection with the Bionx acquisition. No benefit for income taxes was recorded on the write-off as these costs are not deductible for income tax purposes. On September 30, 2004, we wrote off the tax-deductible purchased in-process research and development assets related to the Bard Endoscopic Technologies acquisition estimated at $13.7 million.

Note C - Included in other expense (income) in the three months ended September
------
30, 2003 are $.8 million of pension settlement costs related to the restructuring of our orthopedic sales force and $.4 million in acquisition-related costs. Included in other expense (income) in the nine months ended September 30, 2003 are a $9.0 million gain on the settlement of a contractual dispute, $2.8 million of pension settlement costs related to the restructuring of our orthopedic sales force and $3.0 million in acquisition-related costs. Included in other expense (income) for the three and nine months ended September 30, 2004 are $.9 million of acquisition-related costs.

Note D - Interest expense for the three and nine months ended September 30, 2004
------
includes $.3 million of financing costs related to the Bard Endoscopic Technologies acquisition.

CONMED NEWS RELEASE CONTINUED:           5 of 7                 October 21, 2004


                               CONMED CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in thousands)

                                     ASSETS
                                                                                              (unaudited)
                                                                                 December      Sept. 30,
                                                                                   2003          2004
                                                                                   ----          ----
                                                                                                Note A
                                                                                                ------

Current assets:
    Cash and cash equivalents .............................................      $  5,986      $ 10,223
    Accounts receivable, net ..............................................        60,449        63,627
    Inventories ...........................................................       120,945       125,369
    Deferred income taxes .................................................        10,188        10,705
    Other current assets ..................................................         3,538         3,467
                                                                                 --------      --------
        Total current assets ..............................................       201,106       213,391
Property, plant and equipment, net ........................................        97,383       100,557
Goodwill and other assets, net ............................................       506,569       553,891
                                                                                 --------      --------
        Total assets ......................................................      $805,058      $867,839
                                                                                 ========      ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt .....................................      $  4,143      $  3,988
    Other current liabilities .............................................        50,712        43,916
                                                                                 --------      --------
        Total current liabilities .........................................        54,855        47,904
Long-term debt ............................................................       260,448       285,995
Other long-term liabilities ...............................................        56,265        64,111
                                                                                 --------      --------
        Total liabilities .................................................       371,568       398,010
                                                                                 --------      --------

Shareholders' equity:
    Capital accounts ......................................................       236,948       248,035
    Retained earnings .....................................................       194,473       220,503
    Accumulated other comprehensive income ................................         2,069         1,291
                                                                                 --------      --------
        Total equity ......................................................       433,490       469,829
                                                                                 --------      --------

         Total liabilities and shareholders' equity .......................      $805,058      $867,839
                                                                                 ========      ========




                           OTHER FINANCIAL INFORMATION
                            (unaudited, in thousands)

                               Three months ended                Nine months ended
                               ------------------                -----------------
                                  September 30,                    September 30,
                                  -------------                    -------------
                               2003            2004            2003            2004
                               ----            ----            ----            ----

Depreciation .......         $ 2,809         $ 2,744         $ 7,717         $ 8,003
Amortization .......           3,655           3,865          10,166          11,295
Capital expenditures           2,340           3,191           6,291           7,529

Note A - The Consolidated Condensed Balance Sheet as of September 30, 2004
-------
includes the estimated assets and liabilities related to the Bard Endoscopic Technologies acquisition.

CONMED NEWS RELEASE CONTINUED:             6 of 7               October 21, 2004


                               CONMED CORPORATION
               RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
                            BEFORE NONRECURRING ITEMS
                     (In thousands except per share amounts)
                                   (unaudited)

                                                                        Three months ended
                                                                        ------------------
                                                                            September 30,
                                                                            -------------
                                                                       2003              2004
                                                                       ----              ----

Reported net income ........................................         $  9,706          $  1,699
                                                                     --------          --------

Write-off of purchased in-process research
        and development assets .............................             --              13,700
                                                                     --------          --------

Pension settlement costs ...................................              758              --

Other acquisition-related costs ............................              395               867
                                                                     --------          --------

    Total other expense (income), net ......................            1,153               867
                                                                     --------          --------

Acquisition-related interest expense .......................             --                 360
                                                                     --------          --------

Nonrecurring expense before income taxes ...................            1,153            14,927

Provision (benefit) for income taxes on nonrecurring expense             (415)           (5,150)
                                                                     --------          --------

Net income before nonrecurring items .......................         $ 10,444          $ 11,476
                                                                     ========          ========


Per share data:

Reported net income (loss)
      Basic ................................................         $   0.34          $   0.06
      Diluted ..............................................             0.33              0.06


Net income before nonrecurring items
      Basic ................................................         $   0.36          $   0.38
      Diluted ..............................................             0.36              0.38

Management has provided the above reconciliation of net income before nonrecurring items as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance.

CONMED NEWS RELEASE CONTINUED:             7 of 7               October 21, 2004


                               CONMED CORPORATION
               RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
                            BEFORE NONRECURRING ITEMS
                     (In thousands except per share amounts)
                                   (unaudited)


                                                                         Nine months ended
                                                                            September 30,
                                                                            -------------
                                                                       2003              2004
                                                                       ----              ----

Reported net income ........................................         $ 19,137          $ 26,030
                                                                     --------          --------

Acquisition-related costs included
        in cost of sales ...................................              739              --
                                                                     --------          --------

Write-off of purchased in-process research
     and development assets ................................            7,900            13,700
                                                                     --------          --------

Gain on settlement of a contractual dispute,
        net of legal costs .................................           (9,000)             --

Pension settlement costs ...................................            2,839              --

Other acquisition-related costs ............................            2,966               867
                                                                     --------          --------

    Total other expense (income), net ......................           (3,195)              867
                                                                     --------          --------

Acquisition-related interest expense .......................             --                 360

Loss on early extinguishment of debt .......................            8,078              --
                                                                     --------          --------

Nonrecurring expense before income taxes ...................           13,522            14,927

Provision (benefit) for income taxes on nonrecurring expense           (2,024)           (5,150)
                                                                     --------          --------

Net income before nonrecurring items .......................         $ 30,635          $ 35,807
                                                                     ========          ========

Per share data:

Reported net income
      Basic ................................................         $   0.66          $   0.88
      Diluted ..............................................             0.66              0.86

Net income before nonrecurring items
      Basic ................................................         $   1.06          $   1.21
      Diluted ..............................................             1.05              1.18

Management has provided the above reconciliation of net income before nonrecurring items as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance.